SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 15, 2002
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 5.        Other Events and Regulation FD Disclosure.

        On October 15, 2002, O.A.K. Financial Corporation issued a news release reporting the departure of John Van Singel as President and CEO, and as Director of O.A.K. Financial Corporation and Byron Center State Bank, effective October 28, 2002, and the appointment of Patrick K. Gill as President and CEO of both companies. Mr. Gill will also serve on the board of directors for both O.A.K. Financial Corporation and Byron Center State Bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2002	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated October 15, 2002.

EXHIBIT 99.1

O.A.K. Financial Corporation and Byron Center State Bank Announce New President and CEO

Byron Center, Michigan
October 15, 2002

Byron Center, Michigan - O.A.K. Financial Corporation (OKFC) and Byron Center State Bank announce the departure of John Van Singel as President and CEO, and as Director of O.A.K. Financial Corporation and Byron Center State Bank, effective October 28, 2002. Under the leadership of Mr. Van Singel as President total assets of Byron Center State Bank grew from $124 million at the end of 1989 to over $500 million during 2002. His contribution to the bank’s growth and 26 years of service are appreciated. Mr. Van Singel plans to pursue other interests.

O.A.K. Financial Corporation, parent company of Byron Center State Bank, also announces the addition of Patrick K. Gill as both President and CEO of both companies. Mr. Gill will serve on the board of directors for both O.A.K. Financial Corporation and Byron Center State Bank. Mr. Gill has thirty years of banking experience with his most recent position as President and CEO of the Bank of Lenawee, located in Adrian, Michigan.

Mr. Gill has also been a Board member and CEO of Pavilion Bancorp Inc., parent company of Bank of Lenawee and Bank of Washtenaw. Pavilion Bancorp has seven banking offices and approximately $300 million in assets. Mr. Gill also served as the Board Chairman of Pavilion Mortgage Company subsidiary.

Prior to joining the Bank of Lenawee, Mr. Gill spent 16 years with Union Bank (later NBD Bank), in Grand Rapids. His last position with NBD was Vice President and Regional Director of the Lakeshore region.

Under Mr. Gill's leadership the Bank of Lenawee successfully improved asset quality and earnings, while balancing substantial growth with appropriate controls. Mr. Gill's experience includes leadership roles in commercial lending, mortgage lending, private banking, branch administration and marketing.

Robert Deppe, Chairman of the bank’s Board of Directors, stated, “The Board of Directors and O.A.K. Financial Corporation are very pleased that Pat Gill has joined the bank’s management team. He is a career banker with a demonstrated track record of success. We are especially excited about Mr. Gill’s passion for community banking and his diverse banking experience. His leadership will be a tremendous asset to Byron Center State Bank and O.A.K. Financial Corporation. We welcome Pat and his family back to West Michigan.”

It is anticipated that Mr. Gill will assume his new responsibilities on November 4, 2002.

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For additional information contact:
Mr. Jim Luyk, EVP & CFO at 616.662.3124